Exhibit 21.1

EXTREME NETWORKS, INC.

SUBSIDIARY LIST

NameLocation

Extreme Networks, Inc.Delaware

Extreme Networks IHC, Inc.Delaware

Extreme Networks Delaware LLCDelaware

Extreme Networks CanadaCanada

Extreme Networks International (Cayman)Cayman

Extreme Networks EMEA (Cayman)Cayman

Extreme Networks Australia PTY, Ltd.Australia

Extreme Networks Singapore Pte. Ltd. Singapore

Extreme Networks Korea Ltd.Korea

Extreme Networks India Private LimitedIndia

Extreme Networks Hong Kong LimitedHong Kong

Extreme Networks China Ltd. (Hong Kong)Hong Kong

Extreme Networks Technology Co. (Beijing) LtdChina

Extreme Networks MauritiusMauritius

Extreme Networks KK (Japan)Japan

Enterasys Networks (Malaysia) SdnMalaysia

Extreme Networks Brazil, LtdaBrazil

Extreme Networks Mexico, SA de CVMexico

Extreme Networks Chile, LtdaChile

Enterasys Networks de Argentina SAArgentina

Enterysys Networks do Brazil, Ltda.Brazil

Extreme Networks SARL (France)France

Extreme Networks Spain, SLSpain

Extreme Networks SRL (Italy)Italy

Extreme Networks GmbH (Germany)Germany

Extreme Networks Switzerland GmbHSwitzerland

Extreme Networks UK Technology LimitedUnited Kingdom

Extreme Networks Netherlands BVNetherlands

Extreme Networks Russia LLCRussia

Summit CV (Netherlands)Netherlands

IHC Networks AB (Sweden)Sweden

IHC Networks AB (Finland)Finland

Extreme Networks Ireland Limited Ireland

Enterasys Networks SARL (France)France

Extreme Networks UK Ltd.United Kingdom